UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 23, 2003

GEMSTAR-TV GUIDE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26878	95-4782077
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6922 Hollywood Boulevard

12th Floor

Los Angeles, California 90028

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (323) 817-4600

(Former name or former address, if changed since last report)

GEMSTAR-TV GUIDE INTERNATIONAL, INC.

ITEM 9  —  REGULATION FD DISCLOSURE

Gemstar-TV Guide International, Inc. (the “Company”) has reached an agreement with its syndicate bank group, led by Bank of America, to amend the terms of the current revolving credit facility and term loan of its wholly-owned subsidiary, TV Guide, Inc. (“TV Guide”). The Company has taken this step to address and resolve any compliance issues related to financial and other covenants and to gain added flexibility. The terms of the amendment to the current revolving credit facility and term loan include:

•	A prepayment of $25 million by TV Guide on the term loan;
•	A $25 million reduction in the revolver commitment reducing the borrowing capacity to $275 million; and
•	A guarantee of TV Guide’s obligations by the Company.

Based on past performance and future expectations, the Company continues to believe that the anticipated cash flows from operations and existing cash, cash equivalents and short-term marketable securities balances will be sufficient to satisfy its expected working capital, capital expenditure and debt requirements in the foreseeable future.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 27, 2003

GEMSTAR-TV GUIDE INTERNATIONAL, INC.

By:	/S/ STEPHEN H. KAY

Stephen H. Kay
Executive Vice President and
General Counsel